                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372,
33-83262, 333-88209, 333-86315, 333-80791, 333-80793, 33-83264, 333-59951,
333-31851, 333-31853, 333-59949, 333-59947, 33-83266, 333-44482 and 333-38902)
of Computer Network Technology Corporation on Form S-8 of our reports dated February 20, 2001, except for note 14, as to which the date is April 3, 2001, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of January 31, 2001 and December 31, 1999 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the year ended January 31, 2001, each of the years in the two-year period ended December 31, 1999, and the one month transition period ended January 31, 2000 and the related financial statement schedule, which reports appear in the January 31, 2001 annual report on Form 10-K of Computer Network Technology Corporation.



                                  /s/ KPMG LLP


Minneapolis, Minnesota
April 25, 2001